Exhibit 99.1

Aug. 6, 2025	Analyst Contact:	Megan Patterson
918-561-5325
	Media Contact:	Alicia Buffer
918-861-3749

ONEOK Announces $3.0 Billion Notes Offering

TULSA, Okla. – Aug. 6, 2025 – ONEOK, Inc. (NYSE: OKE) today announced that it has priced an offering to sell $3.0 billion of senior notes, consisting of:

•	$750 million of 7-year senior notes at a coupon of 4.95%.

•	$1.0 billion of 10-year senior notes at a coupon of 5.40%.

•	$1.25 billion of 30-year senior notes at a coupon of 6.25%.

The net proceeds from the offering, after deducting underwriting discounts, commissions and offering expenses, are expected to be approximately $2.96 billion. ONEOK intends to use the net proceeds from the offering to repay all of its outstanding commercial paper, and repay in full at maturity its senior notes due Sept. 15, 2025, together with any accrued and unpaid interest to the date of repayment. ONEOK intends to use any remaining net proceeds from the offering for general corporate purposes, which may include the repayment of outstanding indebtedness, including the repurchase or redemption of existing notes. ONEOK expects the offering to close on or about Aug. 12, 2025, subject to the satisfaction of customary closing conditions.

Mizuho Securities USA LLC, Deutsche Bank Securities Inc., PNC Capital Markets LLC, TD Securities (USA) LLC, Truist Securities, Inc., CIBC World Markets Corp., MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering.

Barclays Capital Inc., Blaylock Van, LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Regions Securities LLC, Roberts & Ryan, Inc. and U.S. Bancorp Investments, Inc. are acting as co-managers for the offering.

This news release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

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ONEOK Announces $3.0 Billion Notes Offering

Aug. 6, 2025

A registration statement relating to the notes was previously filed with, and became effective under the rules of, the Securities and Exchange Commission (SEC). ONEOK offered the notes to the public by means of a prospectus and prospectus supplement, which are part of the registration statement.

A copy of the prospectus and prospectus supplement may be obtained from:

Mizuho Securities USA LLC

Attn: Debt Capital Markets

1271 Avenue of the Americas

New York, NY 10020

Phone: 1-866-271-7403

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, NY 10019

Phone: 1-800-503-4611

PNC Capital Markets LLC

The Tower at PNC Plaza

300 Fifth Avenue, 10th Floor

Pittsburgh, PA 15222

Phone: 1-855-881-0697

TD Securities (USA) LLC

1 Vanderbilt Ave, 11th Floor

New York, New York 10017

Phone: 1-855-495-9846

Truist Securities, Inc.

740 Battery Avenue SE

Atlanta, GA 30339

Phone: 1-800-685-4786

An electronic copy of the registration statement and prospectus supplement, together with the base prospectus, is available on the SEC’s website at www.sec.gov.

At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We are a leading midstream operator that provides gathering, processing, fractionation, transportation, storage and marine export services. Through our approximately 60,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined products and crude oil that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest integrated energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world.

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ONEOK Announces $3.0 Billion Notes Offering

Aug. 6, 2025

ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma.

For information about ONEOK, visit the website: www.oneok.com.

For the latest news about ONEOK, find us on LinkedIn, Facebook, X and Instagram.

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that ONEOK expects, believes or anticipates will or may occur in the future are forward-looking statements.

Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “opportunity,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “target,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking.

These forward-looking statements include, but are not limited to, statements regarding prevailing market conditions, the expected closing of the offering of notes and the use of proceeds therefrom. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the risk that newly acquired businesses will not be successfully integrated; the risk that changes in ONEOK’s capital structure could have adverse effects on the market value of its securities; the risk that ONEOK may be unable to reduce expenses or access financing or liquidity; risks related to the impact of any economic downturn and any substantial decline in commodity prices; risks related to ONEOK’s ability to effectively manage our expanded operations following closing of recent acquisitions and other important factors that could cause actual results to differ materially from those projected.

All such factors are difficult to predict and are beyond ONEOK’s control, including those detailed in ONEOK’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on ONEOK’s website at www.oneok.com and on the website of the SEC at www.sec.gov. All forward-looking statements are based on assumptions that ONEOK believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and ONEOK does not undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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